UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ICOP Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ICOP DIGITAL, INC.

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

Dear Stockholder:

The 2007 Annual Meeting of Stockholders of ICOP Digital, Inc. (the “Company”) will be held at the Doubletree Hotel Overland Park—Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210 on August 9, 2007 at 10:00 a.m. local time.

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/ DAVID C. OWEN
David C. Owen Chairman, Chief Executive Officer and Director

ICOP Digital, Inc.

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ICOP Digital, Inc. (the “Company”) will be held at the Doubletree Hotel as follows:

Date:	August 9, 2007
Time:	10:00 a.m.
Place:	Doubletree Hotel Overland Park - Corporate Woods 10100 College Boulevard Overland Park, Kansas 66210

The purpose of the meeting is to vote on the following matters:

1. To elect two members of the Board of Directors;

2. To transact such other business as may properly come before the meeting.

Further information about the meeting is contained in the accompanying Proxy Statement. All stockholders of record on June 8, 2007 may vote at this meeting.

Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

By Order of the Board of Directors

/s/ DAVID C. OWEN
David C. Owen Chairman, Chief Executive Officer and Director

Lenexa, Kansas

June 25, 2007

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

PROXY STATEMENT

Annual Meeting of Stockholders

August 9, 2007

Introduction

This proxy statement contains information about the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of ICOP Digital, Inc. (the “Company” or “ICOP”) to be held at the Doubletree Hotel Overland Park—Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, on August 9, 2007, at 10:00 a.m. local time, and at any postponements or adjournments thereof. The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about June 25, 2007 to stockholders entitled to vote at the Annual Meeting. Only one copy of this proxy statement, notice and Form 10-KSB is being delivered to stockholders who share an address, unless we have received contrary instructions from those stockholders. Upon written or oral request, we will deliver a separate copy of this proxy statement, notice and Form 10-KSB. Requests for such additional copies this year or in future years should be directed to our Corporate Secretary at the address or telephone number above. If two or more stockholders sharing an address are receiving multiple copies and wish to receive only a single copy, they can submit a request to the same address and telephone number above.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1. To elect David C. Owen and L. Derrick Ashcroft as Class B directors to serve until their terms expire in 2010, each to serve until his or her successor is duly elected and qualified;

2. To transact such other business as may properly come before the meeting.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

Stockholders of record as of the close of business on June 8, 2007 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of June 8, 2007, there were 7,268,814 shares of ICOP common stock issued and outstanding. Holders of ICOP common stock are entitled to one vote per share and are not allowed to cumulate votes. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1) and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

Revoking a Proxy

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Annual Meeting will not automatically revoke that stockholder’s previously submitted proxy.

Quorum and Voting Requirements

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Abstentions and broker-dealer non-votes will be counted as “shares present” in determining whether this quorum has been reached. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

With respect to Proposal No. 1, the two candidates receiving the highest number of votes cast in favor of their election shall be elected as Class B directors. Any other matter properly subject to vote at the Annual Meeting will be approved if the number of votes in favor of such matter exceeds the votes against, unless a greater number of affirmative votes is required by law or by the Company’s Articles of Incorporation. Votes will be tabulated by inspectors of election appointed in accordance with applicable law.

Proxy Solicitation Costs and Methods

The Company will pay all costs of soliciting proxies. In addition to mailing proxy solicitation material, ICOP’s management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication.

The Company’s Annual Report

A copy of ICOP’s annual report on Form 10-KSB for the year ended December 31, 2006 is enclosed with this proxy statement, and the contents of and exhibits to that annual report, including any amendments thereto, are incorporated by reference herein. Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, Kansas 66219, Attention: Corporate Secretary.

Executive Officers and Directors

Our executive officers and directors, and certain information about them, including their ages as of June 25, 2007, are as follows:

Name	Age	Position
David C. Owen*	68	Chairman, Chief Executive Officer and Director
Laura E. Owen	49	President, Chief Operating Officer, Corporate Secretary and Director
Derick D. Shupe	33	Chief Financial Officer and Treasurer
L. Derrick Ashcroft*+	77	Director
Noel Koch+	67	Director
Roger L. Mason+	54	Director

*	Standing for election
+	Independent under the rules of the Nasdaq Stock Market

The following is a brief description of the principal occupation and recent business experience of each of our executive officers and directors:

Directors and Executive Officers

David C. Owen has served as a director since January 2003 and as our Chief Executive Officer since July 2004. From July 2004 until August 2006, he also served as our President, and from January 2004 to July 2004, he was our Chief Financial Officer. Since 1985, Mr. Owen has been president of Owen & Associates, Inc., a private investment and management entity. Mr. Owen has more than 40 years of experience in the financial industry and has served in executive management positions with both retail and investment banks. He served as a Kansas State Senator from 1968 to 1972 and as Lieutenant Governor of Kansas from 1972 to 1974. He received a B.A. degree in Business Administration and Economics from Ottawa University in Ottawa, Kansas. In September 2004 in connection with an action brought by the Securities Commission of Kansas involving the private sale of a small amount of unregistered securities not involving us, Mr. Owen stipulated to a consent decree enjoining him and his agents from acting as a broker-dealer in Kansas unless registered under the Kansas Securities Act or exempt from registration, from offering or selling unregistered securities in Kansas unless exempt from registration, and from otherwise violating the Kansas Securities Act. Mr. Owen, who was not an officer, director or placement agent for the company involved, stipulated to the consent decree in order to dispose of the action expeditiously and did not admit any of the allegations. Mr. Owen the husband of Laura E. Owen. Mr. Owen does not currently serve on the board of directors of another public company.

Laura E. Owen has served as our President and a director since August 2006, as our Chief Operating Officer since March 2005, and as our Corporate Secretary since May 2003. From 1998 until May 2003, she served as President of Unicard.com, Inc., a travel insurance company. Ms. Owen has spent over two decades working on business issues in the public and private sectors. In 1991, she became the first woman to be appointed Secretary of Commerce for the State of Kansas, the state’s economic development agency. Ms. Owen received a B.S. degree in Business Administration from Delaware Valley College in Philadelphia. Ms. Owen is the wife of David C. Owen. Ms. Owen does not currently serve on the board of directors of another public company.

Derick D. Shupe has served as our Chief Financial Officer since June 2007. From April 2005 until June 2007, Mr. Shupe served as Director of Internal Audit for Euronet Worldwide, Inc., a process provider of secure electronic financial transactions for banks, retailers and mobile operators. From 1996 through 2005, Mr. Shupe served as a Senior Manager for Ernst & Young, LLP, where he managed audits for both public and private companies. Mr. Shupe is a certified public accountant and obtained a B.S. degree in Accounting and Business Management from Baker University.

L. Derrick Ashcroft has served as a director since March 2005. Mr. Ashcroft was involved in banking and tax consulting for high net worth individuals. He currently owns and operates a cattle ranch in New Mexico, and over the last five years, he has served on boards of several companies. He currently serves on the board of Dwango North America Corp, a publicly traded company. Mr. Ashcroft received an M.A. degree from Oxford University in England.

Noel Koch has served as a director since March 2005. He is an expert on terrorism and security-related issues, with over 40 years of experience in developing advanced analytical procedures for identifying and assessing potential threats to individuals and to institutional and corporate assets. Since August 1986, Mr. Koch has served as the president and chief executive officer of International Security Management, Inc., a provider of security services to foreign and domestic government agencies, corporations and individuals in high-risk environments. Since August 1986, he also has served as the president and chief executive officer of Transecur, Inc., an on-line, interactive global security information service with offices in the U.S. and Europe. Mr. Koch also is a partner in Anchor Special Risks Registry, a computer-based system designed to record and assess hostile activities towards corporations and other institutions. Mr. Koch is a former instructor for the U.S. State Department’s Anti-Terrorism Assistance Program, and served for over five years as Director of Special Planning in the U.S. Department of Defense. Mr. Koch received a B.A. degree in English from

Widener University and an M.A. degree in Political Science from Bryn Mawr College. Mr. Koch does not presently serve on the board of directors of another public company.

Roger L. Mason has served as a director since January 2004. From May 2002 until January 2004, he served as a director of ICOP Nevada. Since 1995, Mr. Mason has been a broker at the Fishman & Company Realtors, a real estate business, in Olathe, Kansas. He received a B.S. degree in Construction Technology from Pittsburg State University in Pittsburg, Kansas. Mr. Mason does not presently serve on the board of directors of another public company.

There are no family relationships among our executive officers and directors, except that Mr. and Ms. Owen are husband and wife.

Board Classifications and Committees

Our Board of Directors is divided into three classes as nearly equal in number as possible. Each year the stockholders elect the members of one of the three classes to three-year terms of office. Currently, Mr. Ashcroft is serving a term that expires in 2007 as a Class B director, Mr. Koch is serving a term that expires in 2008 as a Class A director and Mr. Mason and Ms. Owen are serving terms that expire in 2009 as Class C directors. Mr. Owen is serving a term that expires in 2007, and is nominated to serve as a Class B director.

Our Board of Directors has three separately-designated standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of each committee can be found at our Internet website at www.icop.com.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Ashcroft serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of the Nasdaq Stock Market. The Board has determined that Mr. Ashcroft qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee. Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;

•	reviewing the performance objectives and actual performance of our officers;

•	administering our stock option and other equity compensation plans; and

•	reviewing and discussing with management the compensation discussion and analysis that the Securities and Exchange Commission will require in our future Form 10-Ks and proxy statements.

Our Compensation Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Mason serves as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent under the rules of the Nasdaq Stock Market.

Nominating and Governance Committee. Our Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering stockholder nominees for election to our Board of Directors; and

•	evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Koch serves as Chairman of our Nominating and Governance Committee. The Board has determined that all members of the Nominating and Governance Committee are independent under the rules of the Nasdaq Stock Market.

The Nominating and Governance Committee will consider candidates recommended by stockholders. To recommend director candidates, stockholders should submit their suggestions in writing to the Chairperson of the Nominating and Governance Committee, c/o the Corporate Secretary of the Company, providing the candidate’s name, biographical data and other relevant information together with a consent from the suggested candidate to serve on the Company’s Board of Directors if nominated and elected.

Number of Meetings

In our fiscal year ended December 31, 2006, there were four meetings of the Board of Directors, four meetings of our Compensation Committee, four meetings of the Audit Committee and four meetings of the Nominating and Governance Committee. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the Board committees on which he served (during the periods that he served). Furthermore, all of our directors attended our 2006 annual meeting of stockholders.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by sending correspondence to the Board of Directors, c/o the Corporate Secretary of the Company, at our corporate address above. It is our practice to forward all such correspondence to the Board of Directors or to individual members addressed in such communications.

Section16(a) Beneficial Ownership Reporting Compliance

We know of no deficiencies in compliance with section 16(a) of the Exchange Act during 2006, except that Noel Koch, a member of our board of directors, filed one Form 4 on an untimely basis.

Compensation of Directors and Executive Officers

Compensation Philosophy and Processes

We seek to provide a level of compensation for our executive officers that is competitive with publicly-traded companies similar in both size and industry. We hope to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus and equity compensation.

Our Compensation Committee determines and recommends to our Board of Directors the compensation of our executive officers. The Compensation Committee also administers our stock option plan. The Compensation Committee reviews base salary levels for executive officers of our Company at the beginning of each fiscal year and recommends raises and bonuses based upon Company achievements, individual performance, and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to other compensation committees or to the Company’s officers, but it has not elected to do so.

Executive Officer Compensation

The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and our other most highly compensated executive officers and other persons (the “Named Executive Officers”) for services rendered to ICOP in all capacities for the last two fiscal years, but is limited to executive officers other than our Chief Executive Officer who earned more than $100,000 in total compensation during the last fiscal year.

Summary Compensation Table for 2006 and 2005

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David C. Owen	2006	136,539	—	1,170,000	164,000	—	—	18,263	1,488,802
Principal Executive Officer	2005	119,792	—	—	589,000	—	—	18,923	727,715
Laura E. Owen	2006	125,000	—	1,170,000	52,000	—	—	16,599	1,363,599
Principal Operating Officer	2005	119,792	—	—	357,000	—	—	13,369	490,161
John C. Garrison*	2006	108,000	—	—	37,000	—	—	1,350	146,350
Principal Financial Officer	2005	40,500	—	—	10,000	—	—	—	50,500

(e)	Stock awards include a 200,000 shares of restricted common stock awarded to each officer. Fair value of these restricted share awards was determined to be $5.85 on the grant date. Half of the shares become vested when the company accumulates a total of $15 million in revenue. Half of the shares become vested when the company achieves three consecutive months positive earnings before interest, taxes, depreciation and amortization. Upon meeting the conditions and vesting of the award, the officer will also receive a cash bonus equal to the income tax cost of the stock award.

(f)	Option awards include the fair value determined at grant date using Black-Scholes valuation model. In 2006, the company cancelled option awards of 600,000 shares of common stock and reissued the same number of option awards with an exercise price of $5.85 per share. Accordingly, compensation was reported for the increase in fair value.
(i)	Mr. Garrison was paid $87,400 for accounting fees earned in 2005 prior to becoming an employee of the Company.
*	Mr. Garrison served as the Company’s Chief Financial Officer until June 2007.

Option Exercises and Holdings

The following table sets forth, as to those Named Executive Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2006, and the number of shares of common stock received upon exercise of options during the last fiscal year.

Outstanding Equity Awards At December 31, 2006

Name and Principal Position (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable ( c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
David C. Owen	100,000	—	—	$5.85	12/31/12	200,000	1,102,000
Principal Executive Officer	50,000	—	—	$5.85	12/31/12
	50,000	—	—	$5.50	12/31/14
	200,000	—	—	$5.85	12/31/15

Laura E. Owen	12,500	—	—	$5.85	12/31/07	200,000	1,102,000
Principal Operating Officer	25,000	—	—	$5.85	4/26/09
	50,000	—	—	$5.50	12/31/14
	100,000	—	—	$5.85	12/31/15

John C. Garrison *	6,000	4,000	—	$5.85	12/31/09	—	—
Principal Financial Officer	4,000	6,000	—	$5.85	12/31/10

(g)	Stock awards include a 200,000 shares of restricted common stock awarded to each officer. Half of the shares become vested when the company accumulates a total of $15 million in revenue. Half of the shares become vested when the company achieves three consecutive months positive earnings before interest, taxes, depreciation and amortization. Upon meeting the conditions and vesting of the award, the officer will also receive a cash bonus equal to the income tax cost of the stock award. Market value of the stock award was determined using the yearend closing market price of $5.51 per share.
(e)	Option awards include the fair value determined using Black-Scholes valuation model. In 2006, the company cancelled option awards of 600,000 shares of common stock and reissued the same number of option awards with an exercise price of $5.85 per share.
(c)	Option awards held by Mr. Garrison vest approximately ratably over a five-year period
*	Mr. Garrison served as the Company’s Chief Financial Officer until June 2007.

Employment Agreements

David C. Owen, our Chief Executive Officer, is employed pursuant to a five-year Executive Employment Agreement dated August 10, 2006 with annual compensation of $225,000 per year. The agreement provides for increases in the base salary at the discretion of our board. The agreement notwithstanding, effective October 20, 2004, Mr. Owen voluntarily agreed to reduce his salary to $125,000 annually until we reached accumulated gross revenues of $8 million, at which time his salary was to be restored to $225,000 and accrued but unpaid salary and other compensation (which totaled approximately $115,000) would be paid in full. The $8 million threshold was achieved in December, 2006, Mr. Owen received payment of the unpaid compensation and his salary was restored to $225,000 effective January 1. 2007. The agreement further provides that Mr. Owen is entitled to participate in our stock option and 401(k) plans, to receive a monthly car allowance of $850 or a company provided vehicle, to be covered by our health insurance plan, and to reimbursement of reasonable out-of-pocket expenses. The agreement is renewable by mutual agreement.

Laura E. Owen, our President, Chief Operating Officer and Corporate Secretary, is employed pursuant to a five-year Executive Employment Agreement dated August 10, 2006 with annual compensation of $175,000 per year. The agreement notwithstanding, effective October 20, 2004, Ms. Owen voluntarily agreed to reduce her annual salary to $125,000 until we reach accumulated gross revenues of $8 million, at which time her salary would be restored to $175,000 and accrued but unpaid salary and other compensation (which totaled approximately $83,000) would be paid in full. The $8 million threshold was achieved in December, 2006, Ms. Owen received payment of the unpaid compensation and her salary was restored to $175,000 effective January 1. 2007. The agreement further provides that Ms. Owen is entitled to participate in our stock option and 401(k) plans, to receive a monthly car allowance of $850 or a company provided vehicle, to be covered by our health insurance plan, and to reimbursement of reasonable out-of-pocket expenses. The agreement is renewable by mutual agreement.

Director Compensation For 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
L. Derrick Ashcroft	9,500	—	26,000	—	—	—	35,500
Noel Koch	7,250	—	26,000	—	—	—	33,250
Roger Mason	8,750	—	26,000	—	—	—	34,750
Charles A. Ross	1,500	—	7,000	—	—	—	8,500

Each director receives cash compensation in the form of board and committee meeting fees. In addition, each director received compensation valued at $7,000 in 2006 as a result of the cancellation and reissuance of existing options at an exercise price of $5.85 per share. Mr Ross resigned his board membership effective August 9, 2006 and holds options to purchase 7,500 common shares. The remaining directors each received options for an additional 7,500 shares in 2006, valued at $19,000, as additional compensation. Each remaining director now holds options that expire in 2010 for 15,000 shares at a price of $5.85 per share and warrants that expire in 2010 for 5,000 shares at a price of $6.54.

Director Compensation

In March 2005, each of our non-employee directors received an option to purchase 5,000 shares of common stock for service on the Board and an option to purchase an additional 2,500 shares for service as Chairman of the Board and for each Board committee chaired. In November 2005, each member of the Audit Committee received a warrant to purchase 5,000 shares of common stock as additional compensation for their service on that committee. In the future, we plan to grant to each of our non-employee directors option or share compensation at each annual meeting of stockholders at which the director is re-elected or continues to serve as a director for the ensuing year. Non-employee directors also receive $500 for each quarterly Board meeting attended in person, together with reimbursement of expenses incurred to attend the meeting and $250 for each Board meeting attended telephonically.

Independent Public Accountants

Fees for audit and related services by our accounting firm, Cordovano and Honeck LLP, for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
1) Audit fees	$60,729	$16,760
2) Audit related fees	13,573	22,280
3) Tax fees	0	0
4) All other fees	0	0

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is detailed as to the scope and fees to be associated with the services. The Audit Committee may delegate pre-approval authority to one or more of its independent members. Such member must report any decisions to the Audit Committee at the Committee’s regularly scheduled meetings.

Representatives of Cordovano and Honeck LLP are not expected to be present at the annual meeting. Accordingly, they will not be available to make a statement or to respond to questions.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Set forth below is information regarding the beneficial ownership of our common stock, as of May 31, 2007 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days of May 31, 2007, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	No. of Shares Beneficially Owned		%
Officers and Directors
David C. Owen	1,149,900	(2)	14.7%
Laura E. Owen	1,149,900	(2)	14.7%
Roger L. Mason	80,000	(3)	1.1%
L. Derrick Ashcroft	20,000	(4)	*
Noel Koch	20,300	(4)	*
John C. Garrison	26,197	(5)	*
All directors and officers as a group (six persons)	1,296,397	(6)	16.4%

5% Stockholders
Paulson Investment Company, Inc.(7)	1,185,056	(8)	14.8%
Paulson Capital Corp.(7)	1,185,056	(9)	14.8%
Paulson Family LLC(7)	1,207,356	(10)	15.1%
Chester L.F. Paulson and Jacqueline M. Paulson(7)	1,447,264	(11)	17.8%
Walrus Partners, LLC	396,279	(12)	5.5%

*	Less than 1%
(1)	Except as otherwise noted, the address of all persons named in this table is: c/o ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, Kansas 66219.
(2)	Mr. Owen and Ms. Owen beneficially own: nonstatutory options held by Owen Enterprises, LLC to purchase 100,000 shares of common stock; the nonstatutory options held by Mr. Owen to purchase 300,000 shares of common stock; and nonstatutory options held by Ms. Owen to purchase 187,500 shares of common stock. In addition to options, Mr. and Ms. Owen beneficially own: 40,000 shares of common stock held by David & Laura Owen Trust dated 6/4/97; 60,400 shares of common stock held by Owen Enterprises, LLC; 25,000 shares of common stock held by Owen & Associations, Inc. Profit Sharing Plan; 5,000 shares of common stock held by DBM, LP; 5,000 shares of common stock held by Emerson B. Wells, LP; 25,000 shares of common stock held by MDN, LP; 2,000 shares of common stock held by Ms. Owen; 200,000 shares of restricted stock held by Mr. Owen; and 200,000 shares of restricted stock held by Ms. Owen.
(3)	Consists of 60,000 shares of common stock, and a warrant to purchase 5,000 shares of common stock and options to purchase 15,000 shares of common stock that are exercisable within 60 days of May 31, 2007.
(4)	Consists of a warrant to purchase 5,000 shares of common stock and options to purchase 15,000 shares of common stock that are exercisable within 60 days of May 31, 2007.
(5)	Consists of 16,197 shares of common stock, and options to purchase 10,000 shares of common stock that are exercisable within 60 days of May 31, 2007. Includes 1,197 shares of common stock purchased through the company employee stock purchase plan on February 1, 2007.
(6)	Includes warrants to purchase 15,000 shares of common stock and options to purchase 642,500 shares of common stock that are exercisable within 60 days of May 31, 2007.
(7)	The address of each Paulson 5% stockholder is: 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204. Holdings of 5% stockholders are reported in reliance upon filings of the 5% stockholders with the Securities and Exchange Commission.

(8)	Consists of 420,000 shares of common stock and warrants to purchase 765,056 shares of common stock that are exercisable within 60 days of May 31, 2007.
(9)	Consists of all shares of common stock beneficially owned by Paulson Investment Company, Inc.
(10)	Consists of 22,300 shares of common stock and all shares of common stock and warrants beneficially owned by Paulson Capital Corp., the beneficial owner of shares of common stock and warrants held by Paulson Investment Company, Inc.
(11)	Includes 100,000 shares of common stock and warrants to purchase 139,908 shares of common stock owned by Mr. Paulson or the Paulsons as joint tenants. The figure also reflects all shares actually or beneficially owned by Paulson Family LLC, of which Mr. and Mrs. Paulson are the principal members.
(12)	The address of 5% stockholder is: 8014 Olson Memorial, #232, Golden Valley, MN 55427. Holding of 5% stockholder is reported in reliance upon filings of the 5% stockholders with the Securities and Exchange Commission. Walrus is an investment advisor and may be deemed to possess voting and dispositive power over the securities. Walrus disclaims beneficial ownership of these securities.

PROPOSAL NO. 1

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated David C. Owen and L. Derrick Ashcroft to serve as Class B directors until 2010 or until their respective successors are elected and qualified:

MR. DAVID C. OWEN—CLASS B DIRECTOR, to serve until the 2010 Annual Meeting of Stockholders

MR. L. DERRICK ASHCROFT—CLASS B DIRECTOR, to serve until the 2010 Annual Meeting of Stockholders

Vote Required

The two candidates receiving the highest number of votes cast in favor of their election shall be elected as Class B directors.

Recommendation

The Board recommends that stockholders vote FOR the election of Mr. Owen and Mr. Ashcroft.

Unless marked otherwise, proxies received will be voted FOR the election of each nominee.

* * * * *

Stockholder Proposals for 2008 Annual Meeting

The Company’s bylaws provide that the annual meeting of the Company’s stockholders shall be held each year. The Company must receive any ICOP stockholder proposal for the annual meeting of stockholders in 2008 before February 26, 2008, for the proposal to be included in the ICOP proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by May 11, 2008, proxy holders may use their discretionary voting authority when the matter is raised at the meeting, and there will be no obligation to include any discussion of the matter in the proxy statement.

Other Matters

Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ DAVID C. OWEN
David C. Owen Chairman, Chief Executive Officer and Director

June 25, 2007

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☐ Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01-	David C. Owen, as a Class B Director, to serve until the 2010 Annual Meeting of Stockholders	☐	☐

02-	L. Derrick Ashcroft, as a Class B Director, to serve until the 2010 Annual Meeting of Stockholders	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	1 U P X H H H P P P P 0060451	+

001CD40001                            00G88B

Proxy - ICOP DIGITAL, INC.

16801 W. 116th Street

Lenexa, Kansas 66219

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of the Stockholders on August 9, 2007

The undersigned hereby appoints David C. Owen and Derick D. Shupe, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on August 9, 2007, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as stated on the reverse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted “FOR” the nominees set forth herein.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-236-8719 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 PM Central Time, August 8, 2007.

THANK YOU FOR VOTING